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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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Frankfort First Bancorp, Inc.


                                              State or Other
                                              Jurisdiction of     Percentage
Subsidiaries (1)                              Incorporation       Ownership
- ----------------                              -------------       ---------

First Federal Savings Bank of Frankfort       United States         100%


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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.